Exhibit 4.4

Warrant Certificate No. _____

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Dated: March 3, 2005	Void After: March 3, 2010

MAGNETECH INTEGRATED SERVICES CORP.

WARRANT TO PURCHASE COMMON STOCK

Magnetech Integrated Services Corp., an Indiana corporation (the “Company”), for value received, hereby issues to ____________________ (the “Holder”) this Warrant (the “Warrant”) to purchase _______ shares (each such share being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before March 3, 2010 (the “Expiration Date”), all subject to the following terms and conditions. This Warrant is issued in connection with the Company’s issuance of a Subordinated Secured Convertible Debenture (the

“Debenture”) to the initial Holder (the “Initial Holder”) pursuant to the terms of a Subordinated Convertible Debenture Purchase Agreement dated March 3, 2005 between the Initial Holder of this Warrant and the Company (the “Purchase Agreement”).

As used in this Warrant, (i) “Common Stock” means the common stock of the Company, no par value per share, and such other securities as such class of common stock may be converted from time to time in the future; and (ii) “Exercise Price” means $.001, subject to adjustment as provided herein. Any other terms used but not otherwise defined in this Warrant shall have the meanings provided in the Purchase Agreement.

1. DURATION AND EXERCISE OF WARRANTS

(a) The Holder may exercise this Warrant on any business day on or before 5:00 P.M., New York Time, on March 3, 2010 (the “Expiration Date”), at which time this Warrant shall become void and of no value.

(b) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part by:

(i) surrender of this Warrant, with a duly executed copy of the Notice of Exercise attached as Exhibit A, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(ii) either (A) payment of the Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant in lawful money of the United States of America or (B) notice by the Holder of its election to exercise this Warrant on a cashless basis in the manner described in Section 1(c).

Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b) the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effected immediately prior to the close of business on the date (the “Date of Exercise”) which the conditions set forth in Section 1(b)(i) and (ii) have been satisfied.

(c) In lieu of paying the Exercise Price upon exercise of this Warrant, the Holder may elect to exercise this Warrant on a cashless basis in which case the number of Warrant Shares issued to the Holder upon exercise of the Warrant shall be reduced by the number of Warrant Shares with an aggregate Market Price as of the Date of Exercise equal to the aggregate Exercise Price for the total number of Warrant Shares which the Holder has elected to exercise pursuant to this Warrant, as specified in the Notice of Exercise. The “Market Price” shall be equal to the market price of the common stock issuable upon conversion of the Warrant Shares issuable upon the exercise of this Warrant as determined in good faith by the board of directors of the Company. If the Holder objects to such determination by notice to the Company within twenty (20) days of receipt of the Company's determination, then the Market Price shall be equal to the fair value of Common Stock issuable upon conversion of the Warrant Shares deter-mined by a recognized independent investment banking or accounting firm (selected by the Company and reason-ably acceptable to the Holder) as of a date which is within thirty (30) days of the date as of which the determination is to be made (the fees and expenses of such independent firm to be paid by the Holder unless such firm determines a Market Price for the Warrant Shares is at least 5% higher than the price determined by the directors determination).

(d) This Warrant shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares which remain subject to this Warrant.

2. ISSUANCE OF WARRANT SHARES

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Com-pany may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all the action as may be necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a) The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(ii) Dividends in Stock, Property, Reclassification. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A) any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (ii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c) Notice of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall deliver a written notice to Holder, at the same time such notice is delivered to other stockholders, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and the amount and character of such dividend, distribution, right or other event.

(d) Certain Events. If any event occurs as to which, in the opinion of the Company, the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company shall make the any adjustments which the board of directors described therein.

4. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a) Registration of Transfers and Exchanges. Upon the Holder’s surrender of this Warrant, with a duly executed copy of the Assignment Notice attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Com-pany shall register the transfer of all or any portion of this Warrant. Upon such registration of trans-fer the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in sub-stantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be desig-nated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Act or (ii) a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

5. MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares, provided however, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6. PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than the Holder or a Permitted Transferee of the Holder.

7. FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8. NO STOCK RIGHTS AND LEGEND

No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Each certificate for Warrant Shares initially issued upon the exercise of this Warrant Certificate, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

9. NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; if to the registered Holder hereof or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address or facsimile or e-mail address furnished by the registered Holder to the Company in accordance with the Purchase Agreement, or if to the Company, to it at 1125 South Walnut Street, South Bend, Indiana 46619 Attention: John A. Martell, telecopy number: (574) 232-7648, e-mail address: jamartell@magnetech.com (or to such other address, facsimile number, e-mail address as the

Holder or the Company as a party may designate by notice the other party).

10. SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.  BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Com-pany, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

12. SURVIVAL OF RIGHTS AND DUTIES

This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., New York Time, on the Expiration Date or the date on which this Warrant has been exercised.

13. GOVERNING LAW

This Warrant will be governed by and construed under the laws of New York without regard to conflicts of laws principles that would require the application of any other law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.

MAGNETECH INTEGRATED SERVICES CORP.

By:	/s/ John A. Martell
John A. Martell
President

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Magnetech Integrated Services Corp.:

The undersigned hereby irrevocably elects to exercise this Warrant and to:

(Select one and complete)

___

purchase thereunder, ___________________ full shares of _____________________ issuable upon exercise of the Warrant and delivery of $_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

___	receive, in accordance with Section 1(c) that number of full shares of ______________________ issuable upon the cashless exercise of the rights to acquire ______________ Warrant Shares.

The undersigned requests that certificates for such shares be issued in the name of:

__________________________________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable)

__________________________________________________________________________

__________________________________________________________________________

10

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

__________________________________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable)

__________________________________________________________________________

__________________________________________________________________________

Name of Holder (print):
(Signature):
(By:)
(Title:)

Dated: ______________, ____

11

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in an evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares of _____________________ issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Warrant Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):
(Signature):
(By:)
(Title:)
Dated:

12

Schedule 1

Warrant Recipients

MAGNETECH INTEGRATED SERVICES CORP.
Private Placement of Subordinated Secured Convertible Debentures

Purchaser	Closing Date	Principal Amount of Debentures	Warrants

David L. Cohen	3/4/2005	$100,000.00	105,729
Michael Poujol & Angela Poujol JTWROS	3/4/2005	$250,000.00	264,323
Gregg M. Gaylord & Linda S. Covillon Gaylord LV TR 1/18/99	3/4/2005	$50,000.00	52,865
Pershing as Cust., IRA FBO Thomas D'Avanzo	3/4/2005	$50,000.00	52,865
Dr. Frank Lake, III	3/4/2005	$30,000.00	31,719
Dr. Leo Mazzocchi & Nancy T. Mazzocchi JTWROS	3/4/2005	$25,000.00	26,432
William Sybesma & Martina Jane Sybesma JTWROS	3/4/2005	$75,000.00	79,297
Gary M. Glasscock	3/4/2005	$100,000.00	105,729
Dr. Domenic Strazzulla	3/4/2005	$50,000.00	52,865
RS & VS Ltd., SJDE LLC Gen. Partner	3/4/2005	$25,000.00	26,432
Stephen T. Skoly, Jr.	3/4/2005	$50,000.00	52,865
Thomas J. Keeney	3/4/2005	$25,000.00	26,432
Paul Quattrocchi & Danielle Quattrocchi JTWROS	3/4/2005	$25,000.00	26,432
Dr. Barry G. Landry	3/4/2005	$50,000.00	52,865
Robert L. Thompson MD TR ISERP Profit Sharing Plan FBO Robert L. Thompson MD	3/4/2005	$25,000.00	26,432
Dr. Michael O. Bernstein	3/4/2005	$50,000.00	52,865
Steven A. Lamb	3/4/2005	$50,000.00	52,865
Norman Dudey TR The Norman Dudey Trust U A Dated 6/10/1991 FBO Norman Dudey	3/4/2005	$50,000.00	52,865
Frank R. Cserpes Jr. & Sharon M. Cserpes TRS Frank R. Cserpes Jr. Trust DTD 4/12/02 AMD DTD 1/22/03	3/4/2005	$50,000.00	52,865
Edward Lagomarsino	3/4/2005	$250,000.00	264,323
Pershing as Cust., SEP FBO Rodney Schorlemmer	3/4/2005	$50,000.00	52,865
Mollie Ann Peters	3/4/2005	$20,000.00	21,146
Paul V. Nugent Jr. & Jeanne Mentus Nugent JTWROS	3/4/2005	$25,000.00	26,432
Albert Jim Barboni	3/4/2005	$30,000.00	31,719
StarInvest Group, Inc.	3/4/2005	$400,000.00	422,917
SwissFinanz Partner AG	3/4/2005	$130,000.00	137,448
Marcel Riedel	3/4/2005	$20,000.00	21,146
Alfred Schneider	3/4/2005	$20,000.00	21,146
Maya Salzmann	3/4/2005	$50,000.00	52,865
Daniel Stahl	3/4/2005	$80,000.00	84,583
Elizabeth Kuhn	3/4/2005	$50,000.00	52,865
Paul Remensberger	3/4/2005	$20,000.00	21,146
Heinz Wattenhofer	3/4/2005	$25,000.00	26,432
Rolph R. Berg-Jaquet	3/4/2005	$10,000.00	10,573
Marie Luise Fuchs	3/4/2005	$10,000.00	10,573
Josefine Hausammann	3/4/2005	$10,000.00	10,573
Hans Hausammann	3/4/2005	$15,000.00	15,859
Roger Buerki	3/4/2005	$10,000.00	10,573
Hans Nef-Maag	3/4/2005	$60,000.00	63,437
James Ladner	3/4/2005	$50,000.00	52,865
Max Gertsch	3/4/2005	$15,000.00	15,859
Roland Bertschy	3/4/2005	$5,000.00	5,286
Christian Baumberger	3/4/2005	$10,000.00	10,573
Fred Kin	3/4/2005	$20,000.00	21,146
Robert C. Ingram, III	3/8/2005	$50,000.00	52,865
Kilmare Worldwide Inc.	3/8/2005	$25,000.00	26,432
StarInvest Group, Inc.	3/8/2005	$400,000.00	422,916
Joseph Quattrocchi	3/8/2005	$25,000.00	26,432
Nasrollah Jahdi	4/15/2005	$25,000.00	26,432
Highgate House Funds, Ltd.	4/15/2005	$500,000.00	528,645
Pershing LLC as Custodian, IRA fbo Richard J. Mullin	5/9/2005	$100,000.00	105,729
SwissFinanz Partner AG	5/9/2005	$60,000.00	63,437
Daniel Stahl	5/9/2005	$50,000.00	52,865
Paul Remensberger	5/9/2005	$20,000.00	21,146
Hans Hausammann	5/9/2005	$20,000.00	21,146
Hans-Peter Knecht	5/9/2005	$20,000.00	21,146
Henry Fortier, III	5/9/2005	$25,000.00	26,432
Frederick P. Epstein	5/9/2005	$50,000.00	52,865
William Sybesma	5/9/2005	$75,000.00	79,297
Gary M. Glasscock	5/9/2005	$40,000.00	42,292
Joseph Gazzola & Josephine Gazzola JTWROS	5/9/2005	$25,000.00	26,432

TOTALS		$4,025,000.00	4,255,601